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Exhibit 10.3

BANK OF HAWAII CORPORATION
HUMAN RESOURCES AND COMPENSATION COMMITTEE OF
THE BOARD OF DIRECTORS RESOLUTIONS

RE:
ADOPTION OF AMENDMENT NO. 2004-1 TO THE BANK OF HAWAII CORPORATION EXECUTIVE INCENTIVE PLAN

WHEREAS, Bank of Hawaii Corporation ("BOHC") maintains the Bank of Hawaii Corporation Executive Incentive Plan ("EIP"), originally effective as of January 1, 1999;

WHEREAS, BOHC also maintains the Bank of Hawaii Corporation 2004 Stock and Incentive Compensation Plan ("2004 Plan"), effective as of April 30, 2004;

WHEREAS, Article 10 of the 2004 Plan provides for cash-based performance awards in a manner that meets the $1 million deduction limitation requirements under Section 162(m) of the Internal Revenue Code of 1986, as amended ("Code");

WHEREAS, BOHC desires to designate the EIP as an underlying "subplan" of the 2004 Plan that comprises the operating administrative guidelines for contingent incentive cash awards made under Article 10 of the 2004 Plan, where awards under the EIP shall constitute awards under Article 10 of the 2004 Plan for purposes of meeting the requirements of Code Section 162(m); and

WHEREAS, under Section 11.1 of the EIP, the Human Resources and Compensation Committee of the Board of Directors of BOHC ("Committee") is authorized to amend the Plan.

NOW, THEREFORE, BE IT RESOLVED THAT:

          1.     The Committee hereby adopts Amendment No. 2004-1 to the EIP in the form substantially as attached hereto effective as of the date of its adoption.

          2.     The Committee hereby approves and acknowledges that the awards made under the guidelines of the EIP shall be granted in a manner consistent with the terms and conditions of the 2004 Plan and shall constitute awards granted under Article 10 of the 2004 Plan.

          3.     The appropriate members of the Committee are hereby authorized and directed to take any and all actions necessary and desirable to carry out the intent of the foregoing resolutions.

I, David A. Heenan, hereby certify that I am the duly appointed and acting Chairperson of the Human Resources and Compensation Committee of the Board of Directors of Bank of Hawaii Corporation, and that the above resolutions were adopted at a meeting of the Committee held on December 10, 2004, at which meeting a quorum was at all times present and acting, and that said resolutions are still in full force and effect.

DATED: December 10, 2004

HUMAN RESOURCES AND COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS OF BANK OF HAWAII CORPORATION

By	/s/ David A. Heenan Its Chairperson

AMENDMENT NO. 2004-1 TO THE
BANK OF HAWAII CORPORATION
EXECUTIVE INCENTIVE PLAN

        1.     The following new Article 1.4 shall be added at the end of Article 1 of the Bank of Hawaii Corporation Executive Incentive Plan:

          1.4.  Status of Plan. Effective as of December 10, 2004, the Plan shall constitute and be administered as a subplan of the Bank of Hawaii Corporation 2004 Stock and Incentive Compensation Plan ("2004 Plan"), where the Plan shall comprise the administrative guidelines for the grant of cash-based awards under Article 10 of the 2004 Plan. Accordingly, an award granted hereunder shall constitute an award under the 2004 Plan for purposes of applying the performance measures described in Article 11 of the 2004 Plan and meeting the "performance-based compensation" requirements under Code Section 162(m). In the event of any inconsistency between the terms of the Plan and the 2004 Plan, the terms of the 2004 Plan shall apply to the extent such terms are more restrictive or impose additional requirements. Thus, for example, the term "Change in Control" as described in Article 2.3 hereunder shall mean such term as defined in Section 2.8 of the 2004 Plan.

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  Exhibit 10.3